Exhibit 99.1

Illumina Announces Preliminary Voting Results for 2012 Annual Meeting of Stockholders

Stockholders Re-Elect All Four Illumina Nominees to Board;

Stockholders Reject All Roche Proposals

SAN DIEGO – April 18, 2012 – Illumina, Inc. (NASDAQ:ILMN), a leading developer, manufacturer and marketer of life science tools and integrated systems for the analysis of genetic variation and function, today announced preliminary voting results from its Annual Meeting of Stockholders held earlier today which, based on the advice of its proxy solicitor, indicate that stockholders have elected all four of the Company’s nominees to the Board of Directors: A. Blaine Bowman; Karin Eastham; Jay T. Flatley, President and CEO; and William H. Rastetter, Chairman.

“We thank Illumina stockholders for their support and appreciate their confidence in our ability to execute our strategic plan and create compelling value. Our Board will continue to protect and hold paramount the interests of our stockholders as we continue to cultivate Illumina’s leadership position in a rapidly innovating and growing industry,” said Jay T. Flatley, President and CEO of Illumina.

Flatley continued, “We are pleased that Roche has decided not to extend its inadequate offer to acquire Illumina and that we can now return our full focus to growing our business, making the most of the expanding opportunities in our space, and delivering superior results for our customers and stockholders.”

Illumina also announced the preliminary results for the other proposals submitted by Roche Holding Ltd voted on at the Annual Meeting:

•	On Proposal 4, stockholders have rejected the proposed amendment of Illumina’s bylaws to increase the size of the Board of Directors;

•	On Proposal 5, stockholders have rejected the proposed amendment of Illumina’s bylaws to require that newly created directorships be filled only by a stockholder vote;

•	On Proposal 6, since stockholders have rejected Roche’s board expansion proposal, Roche’s two additional director nominees were not elected to the Board of Directors; and

•	On Proposal 7, stockholders have rejected the repeal of any bylaw amendments adopted by the Board of Directors without stockholder approval after April 22, 2010.

IVS Associates, Inc. (“IVS”), the independent inspector of election, will tabulate the proxies received from both parties and issue a preliminary tabulation report. The Company will announce final results once IVS has certified as to the final count.

Goldman, Sachs & Co. and BofA Merrill Lynch are acting as financial advisors and Dewey & LeBoeuf LLP is acting as legal counsel to Illumina.

FORWARD-LOOKING STATEMENTS

This communication may contain statements that are forward-looking. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to develop and commercialize further our sequencing, BeadArray™, VeraCode®, Eco™, and consumables technologies and to deploy new sequencing, genotyping, gene expression, and diagnostics products and applications for our technology platforms, (ii) our ability to manufacture robust instrumentation and consumables, (iii) significant uncertainty concerning government and academic research funding worldwide as governments in the United States and Europe, in particular, focus on reducing fiscal deficits while at the same time confronting slowing economic growth, (iv) business disruptions associated with the tender offer commenced by CKH Acquisition Corporation, a wholly owned subsidiary of Roche Holding Ltd, and (v) other factors detailed in our filings with the U.S. Securities and Exchange Commission (“SEC”), including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. Illumina undertakes no obligation, and does not intend, to update these forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or a solicitation of an offer to sell any securities. In response to the tender offer commenced by CKH Acquisition Corporation, a wholly owned subsidiary of Roche Holding Ltd, Illumina has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. INVESTORS AND SECURITY HOLDERS OF ILLUMINA ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC (WHEN THEY BECOME AVAILABLE) CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of these documents and other documents filed with the SEC by Illumina (when they become available) through the web site maintained by the SEC at http://www.sec.gov. Investors and security holders also are able to obtain free copies of these documents, and other documents filed with the SEC by Illumina (when they become available), from Illumina by directing a request to Illumina, Inc., Attn: Investor Relations, Kevin Williams, MD, kwilliams@illumina.com.

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Investors:

Kevin Williams, MD

Illumina

858-332-4989

Media:

Matt Benson

Sard Verbinnen & Co

415-618-8750

Cassandra Bujarski

Sard Verbinnen & Co

310-201-2040